UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ____________________
FORM 8-K
 ____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 15, 2014
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AVAYA INC.
(Exact Name of Registrant as Specified in its Charter)
 ____________________

Delaware	001-15951	22-3713430
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		Number)

4655 Great America Parkway
Santa Clara, California	95054
(Address of Principal Executive Office)	(Zip Code)
 Registrant’s telephone number, including area code:  (908) 953-6000
N/A
(Former Name or Former Address, if Changed Since Last Report)
 ____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Avaya Inc., a Delaware corporation (the "Company"), will redeem on May 15, 2014 (the “Redemption Date”) 100% of the aggregate principal amount of the Company’s 10.125% / 10.875% Senior PIK Toggle Notes due 2015 (the “PIK Toggle Notes”) and 9.75% Senior Notes due 2015 (the “Senior Notes” and, together with the PIK Toggle Notes, the “Notes”) at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest on the Notes redeemed to, but not including, the Redemption Date (the "Redemption Price"). The Redemption Price of approximately $150 million ($92.4 million for the PIK Toggle Notes and $57.6 million for the Senior Notes) will be funded through existing resources and may include any or a combination of cash on hand and borrowings under the Company's revolving credit facilities. By way of example and not of limitation, if the Company were to fund the Redemption Price entirely through borrowings under its senior secured revolving credit facility, then, based upon borrowing rates available under that facility on April 15, 2014, the Company would be expected to realize approximately $15.5 million in interest cost savings through November 1, 2015, which is the maturity date of the Notes.

The Notes were issued under an Exchange Note Indenture, dated as of October 24, 2008, among Company, the guarantors named on the signature pages thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (the "Trustee") (as supplemented by that certain Supplemental Indenture, dated as of February 19, 2010, between Avaya Government Solutions Inc., a Delaware corporation, Integrated Information Technology Corporation, an Illinois corporation, AC Technologies, Inc., a Delaware corporation, and the Trustee, Supplemental Indenture, dated as of July 20, 2012, between RADVision, Inc., a New Jersey corporation, AvayaLive Inc., a Delaware corporation, and the Trustee, and Supplemental Indenture, dated as of February 15, 2013, between the Company and the Trustee, the “Indenture”).

This redemption is made at the option of the Company under the terms of the Indenture and the Notes. The Trustee distributed to the registered Note holders written notice of the terms of the redemption on April 15, 2014.

Forward-Looking Statements

This current report on Form 8-K contains “forward-looking statements." All statements other than statements of historical fact are “forward-looking” statements for purposes of the U.S. federal and state securities laws. These statements may be identified by the use of forward looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should” or “will” or the negative thereof or other variations thereon or comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. These factors, including those discussed in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2013 under the heading "Risk Factors," may cause its actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a further list and description of such risks and uncertainties, please refer to the Company’s filings with the SEC that are available at www.sec.gov. The Company cautions you that the list of important factors included in the Company’s SEC filings may not contain all of the material factors that are important to you. In addition, the matters referred to in the forward-looking statements contained in this report may not in fact occur. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAYA INC.
Date: April 15, 2014	By:	/s/ David Vellequette
	Name:	David Vellequette
	Title:	Chief Financial Officer